Exhibit 10.117

                            FRAMPTON INDUSTRIES, LTD.

                                                              January 4, 1999
Mr. James Frakes
Secretary/Chief Financial Officer
Play Co. Toys & Entertainment Corp.
550 Rancheros Drive
San Marcos, California  92069

         Re:      Play Co. Toys & Entertainment/Frampton Industries

Dear Jim:

     This Letter Agreement ("Agreement") will confirm that Frampton Industries, Ltd. ("Frampton") intends to act as an exclusive placement agent and financial advisor for Play Co. Toys & Entertainment Co. ("Play Co." or the "Company") in connection with the proposed offering, on a best efforts basis, of convertible debentures (the "Debentures") for a total amount of $5,000,000 (the "Transaction" or the "Offering"). The terms and conditions of the Transaction are substantially defined and set forth in Exhibit "A".

     In consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Engagement: Except for the provisions which are intended to apply in the future, this Agreement shall end the earlier of (a) six (6) months from the execution of this Agreement which, at the sole option of Frampton, may be extended for an additional two (2) months or (b) the closing of the Transaction (the "Engagement Period"). The Company agrees that, during the Engagement Period, all discussions with Potential Investors shall be conducted by Frampton and the Company shall inform Frampton of any contacts with Potential Investors. The Company shall not sell or issue any securities of the Company of the nature and type encompassed in the Offering during the Engagement Period without the consent of Frampton.

     It is specifically understood and agreed that the Offering shall be only to non-US citizens and non-residents of the United States and shall be only to those investors residing in or located in Europe and that no investor will be accepted by the Company who is a resident of or citizen of the United States (only such non-resident, non-citizen shall be deemed a "Potential Investor").

     2. Information: In connection with Frampton's activities on behalf of the Company, the Company will furnish Frampton with information concerning the Company, as is reasonably required. To the best of the Company's knowledge, the information provided in written form by the Company will be materially complete and correct and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which the statements are made. At each funding an officer of the Company will deliver a signed certificate representing the veracity of such statements.

     The Company acknowledges and agrees that in rendering services hereunder, Frampton will be using and relying solely on the information provided by the Company without independent verification thereof by Frampton or independent appraisal by Frampton of any of the Company's assets. Frampton does not assume responsibility for the accuracy or completeness of any information regarding the Company or the Offering.

     3. Fees, Expenses and Additional Services: The Company agrees to pay to the provider all out-of-pocket expenses incurred in connection with the Transaction including, but not limited to, accounting fees, legal fees, printing, filing fees, etc. immediately upon receipt of a bill therefor.



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     The Company will pay Frampton one-and-one-half (1-1/2%) percent of the face amount of each Debenture funded as a non-accountable expense allowance to cover Frampton expenses.

     On the closing of any portion of the Offering, Frampton shall receive a fee equal to eight (8%) percent of the face amount of the Debenture funded as a placement fee.]

     4. Termination: If the Company decides not to proceed with the Offering for any reason, or if Frampton decides not to proceed with the Offering because of a material breach by the Company of its representations, warranties or covenants in this Agreement or as a result of material adverse changes in the affairs of the Company, or failure to meet the General Conditions set forth in this Agreement, the Company will be obligated to reimburse Frampton for its accountable expenses. Should Frampton have sold and actually received funds in escrow any of the Debentures and the Company elects not to close on the funds, the Company shall pay to Frampton a fee of eight (8%) percent of the amount of funds in escrow. Frampton shall have no liability to the Company for any reason should it choose not to proceed with the Offering contemplated hereby. In addition, if the Company elects not to proceed with the proposed Offering on the material terms specified herein for any reason (except Frampton's failure to close) and subsequently engages in any public offering, private placement or other transaction between the Company and any entity offering the same or similar securities to the same Potential Investor within two (2) months following the Company's election not to proceed then Frampton shall receive a fee in connection therewith equal to eight (8%) percent of the amount raised or consideration received in any such transaction. Furthermore, the Company agrees to pay eight (8%) percent finder's fee to Frampton if the Company completes a Transaction in which Frampton introduced the Company to the other party (except for registered broker/dealers) for a period of eight (8) months from the execution of this Agreement.]

     5. Indemnification: In consideration of this Agreement the Company agrees to indemnify and hold Frampton, its affiliates and their respective officers and directors, employees and agents and any other person controlling Frampton or any of its affiliates ("Indemnified Person") from and against any losses, claims, damages or liabilities relating to or arising out of or in connection with the Engagement and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claims, suit or proceeding arising out of or in connection with the Engagement. The Company, however, will not be responsible for any losses, claims, damages or liabilities or expenses relating thereto that are finally judicially determined to have resulted from the wilful misconduct or recklessness of a material nature of any Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability to it, for or in connection with the Engagement except for any such liability for losses, claims, damages or liabilities incurred that are finally judicially determined to have resulted from the wilful misconduct or recklessness of a material nature of such Indemnified Person. Each party agrees to give to the other timely notice of any such claim or demand to permit the other to conduct such defenses as are appropriate.

     6. Entire Agreement: This Agreement and Exhibit "A" incorporate the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes all previous agreements or understandings. This Agreement may be modified only by a written agreement signed by both parties. This Agreement may not be assigned by either party. In the event either party shall resort to legal counsel in order to construe or enforce any rights or obligations hereunder, the prevailing party shall be entitled to reasonable costs and expenses, including attorneys' fees in connection therewith.

     7. Resolution of Disputes: This Agreement shall be interpreted and governed by the laws of the State of Delaware. Frampton and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail then the dispute will be mediated by a mutually acceptable mediator to be chosen by Frampton and the Company within fifteen (15) days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, but the parties will share the cost of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six (6) months from the date of the initial demand for it by one of the parties, may then be submitted to the courts for resolution. The use of mediation will not be construed under the doctrine of laches, waiver or estoppel to adversely effect the rights of either party. Nothing herein shall prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

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     8. General Conditions:  Frampton's intention as expressed in this Agreement is subject to the following General Conditions:

     (a) In its sole discretion, Frampton shall be satisfied with the results of its due diligence of the Company;

     (b) there have been no material adverse changes in the business or financial condition of the Company. In its sole discretion Frampton shall be satisfied with the Company's progress as well as its outlook for the future.

     (c) The Company will provide financial projections that have been reviewed and approved by both the Company and Frampton for a period to be agreed upon between the parties.

     (d) The  preparation  of  appropriate  Offering  circulars at the Company's
expense  for  distribution  to  potential   investors  by  Frampton   reasonably
satisfactory to Frampton.

     (e) The completion of satisfactory due diligence on the Company and its principal managers.

     Please confirm that the foregoing is in accordance  with our  understanding by signing and returning to us the enclosed copy of this Agreement.
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Yours very truly,                                                      AGREED TO THIS ___ DAY
                                                                       OF JANUARY, 1999
FRAMPTON INDUSTRIES, LTD.
By__________________________                                           PLAY CO. TOYS & ENTERTAINMENT CORP.
                                                                       By

90885-1

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